Exhibit (11) under N-1A
                         Exhibit 23 under Item 601/Reg SK


               CONSENT OF ERNST & YOUNG LLP,INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption `Financial Highlights''and to the use of our report dated April 14, 1997, with respect to the financial statements of Federated U.S. Government Securities Fund: 5-10 Years, in Post-Effective Amendment Number 3 to the Registration Statement (Form N-1A No. 9-46868) and the related Prospectuses (Institutional and Institutional Services Shares)of Federated U.S. Government Securities Fund: 5-10 Years, dated April 30, 1997.



By:ERNST & YOUNG LLP
Pittsburgh, Pennsylvania
April 23, 1997